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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 31, 1999
                                                         -----------------



                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                  --------------------------------------------
                            (Exact name of registrant
                          as specified in its charter)




    Georgia                       000-22571                  58-1915632
--------------------------------------------------------------------------------
(State or other                   (Commission                (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)




1950 Spectrum Circle, Suite B-100, Marietta, Georgia                   30067
--------------------------------------------------------------------------------
      (Address of principal executive offices)                      (Zip Code)




       Registrant's telephone number, including area code: (678) 264-0400
                                                           --------------




         (Former name or former address, if changed since last report.)


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ITEM 5.    OTHER EVENTS.

         Effective as of December 31, 1999, Professional Transportation Group Ltd., Inc., a Georgia corporation (the "Company"), completed a private placement of up to $2,500,000 of 10% Convertible Debentures (the "Debentures"). The Company has initially sold $600,000 of the Debentures, with the remaining $1.9 million available under certain circumstances. Proceeds from the transaction will be used by the Company for working capital purposes.

Debenture Terms:

         The Debentures mature on January 31, 2003 and bear interest at an annual rate of 10%, payable upon conversion, redemption on maturity, whichever occurs first. After February 20, 2000, the Debentures may be converted into shares of common stock at a conversion price equal to the higher of (1) $0.75 per share or (2) the lower of 80% of the average closing bid price of the Company's common stock quoted on the Nasdaq SmallCap Market for the three trading days preceding (x) the initial closing date or (y) the conversion date. The Company may redeem the Debentures at any time if the closing bid price for the Company's common stock is less than $1.50 for any 20 consecutive trading days at a premium of 25%.

         As part of the transaction, the Company granted the investors a warrant to purchase up to 214,285 shares of common stock and the placement agent, Thomson Kernaghan & Co. Ltd. of Toronto, Canada, a warrant to purchase up to 142,857 shares of common stock. Both warrants carry an exercise price of $1.75 which was the closing price of the shares on the date of grant. The warrants expire on January 31, 2003.

         The Company is obligated to file a registration statement on Form S-3 to register the issuance of 150% of the shares of common stock underlying the Debentures (based on the initial closing date as the conversion date) and 100% of the common stock underlying the warrants.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL SCHEDULES AND EXHIBITS.

(c)      Exhibits.

         10.1 Letter Agreement, dated as of December 31, 1999, by and between Thomson Kernaghan & Co. Ltd. and the Company.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PROFESSIONAL TRANSPORTATION GROUP
                                             LTD., INC.


                                             By:  /s/ Dennis A. Bakal
                                             ----------------------------------
                                                  DENNIS A. BAKAL
                                                  CHIEF EXECUTIVE OFFICER
Dated:  January 24, 2000


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                                  EXHIBIT INDEX


Exhibit
Number                             EXHIBIT NAME
------                             ------------
10.1     Letter Agreement, dated as of December 31, 1999, by and between Thomson
         Kernaghan & Co. Ltd. and the Company.